ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

040101

Filed in the office of	Document Number 20100286276-94
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 04/28/2010 4:35 PM
	Entity Number E0200532010-1

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Matter of Time I Co.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: GKL Resident Agents / Filings Inc. (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity: Street Address: City: Nevada Zip Code: Mailing Address (if different from street address): City: Nevada Zip Code:
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 10,000,000 Blank Check Preferred Par Value $.001; 100,000,000 Common Par value per share: $ .001 Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Mark E. Crone (Name) 17 Old Orchard Road (Street Address), West Granby (City), CT (State), 06090 (Zip Code) 2) Name: Street Address: City: State: Zip Code:
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:*
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Stacie Banks (Name) X [signature] (Incorporator Signature) 101 Montgomery Street Suite 1950 (Address), San Francisco (City), CA (State), 94104 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] (Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity) Date: 4-28-10

This form must be accompanied by appropriate fees.